Exhibit 99


Contact Person:   Robert D. O'Donnell                (732) 863-9000

                                  PRESS RELEASE

                         COMMUNITY BANCORP OF NEW JERSEY
                         REPORTS FOURTH QUARTER EARNINGS


     Freehold, New Jersey - Community Bancorp of New Jersey, the holding company for the Community Bank of New Jersey announced earnings for the fourth quarter of 2003. For the quarter ending December 31, 2003, the Company reported net income of $492,000 compared to $588,000 in net income for same period last year. Basic and diluted net income per share for the fourth quarter of 2003 were $0.15 and $0.14, respectively, compared to $0.18 and $0.17, for the fourth quarter of 2002.

     For the year ending December 31, 2003, net income increased to $2,402,000 compared to $2,020,000 for the year ending December 31, 2002. Basic and diluted net income per share for the year were $0.71 and $0.67, respectively, compared to $0.61 and $0.58, for the prior year. This represents an increase of 18.9% in net income.

     At December 31, 2003, the Company's assets totaled $427.8 million, an increase of $95.6 million, or 28.8% over December 31, 2002. The Company's loan portfolio, net of allowances for loan losses, increased to $199.4 million, an increase of $18.9 million, or 10.4%, over December 31, 2002. Total deposits increased to $326.0 million at December 31, 2003, an increase of $34.4 million, or 11.8%, over the prior year.

     Howard Schoor, Chairman stated, "2003 was an exceptional year for Community Bancorp. Our Company managed to increase earnings by almost 19% in a market environment that was significantly impacted by shrinking interest rate margins. These outstanding results are a testament to the diligent efforts of our management team and our employees." Robert O'Donnell, President and CEO commented, "We are most proud of our ability to deliver these outstanding results without sacrificing asset quality. We ended the year with no non-performing loans."

     The Community Bank of New Jersey, the Company's Bank subsidiary, operates through its main office at 3535 Highway 9 North, Freehold, New Jersey and its seven branch offices located throughout Monmouth County, New Jersey.

     Community Bancorp of New Jersey common stock is listed on the NASDAQ SmallCap Market under the trading symbol CBNJ.

                         COMMUNITY BANCORP OF NEW JERSEY
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                                 December 31,
                                                                2003       2002
                                                             ---------  ----------
ASSETS                                                       (Dollars in thousands)

Cash and due from banks....................................  $ 11,465   $   9,424
Investment securities available-for-sale...................   200,025     131,676

Loans receivable...........................................   202,044     182,967
Allowance for loan loss....................................    (2,618)     (2,406)
-----------------------------------------------------------  --------   ----------
               Net loans receivable .......................   199,426     180,561
-----------------------------------------------------------  --------   ----------

Premises and equipment, net................................     6,832       6,280
Accrued interest receivable................................     1,868       2,193
Other assets...............................................     8,209       2,085
-----------------------------------------------------------  ---------------------

               Total Assets ...............................  $427,825   $ 332,219
-----------------------------------------------------------  =========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
     Non-interest bearing demand...........................  $ 57,766   $  51,971
     Interest bearing - NOW................................    28,853      23,455
     Savings and money market..............................   135,663     100,784
     Certificates of deposit, under $100,000...............    70,864      76,815
     Certificates of deposit, $100,000 and over............    32,863      38,604
-----------------------------------------------------------  --------   ---------
               Total deposits .............................   326,009     291,629
-----------------------------------------------------------  --------   ---------

Short-term borrowings......................................    72,400      11,500
Accrued interest payable...................................        78          38
Other liabilities..........................................       418         454
Guaranteed preferred beneficial interest in the
           Company's subordinated debt ....................     5,000       5,000
-----------------------------------------------------------  --------   ---------
               Total liabilities ..........................   403,905     308,621
-----------------------------------------------------------  --------   ---------
Stockholders' equity
     Common stock - authorized 10,000,000 shares of
           no par value;  issued and outstanding, net of
           treasury shares, 3,385,490 at December 31, 2003
           and 3,172,945 at December 31, 2002..............    29,420      25,512
     Accumulated deficit (1)...............................    (3,180)     (2,239)
     Accumulated other comprehensive
           income (expense)................................    (1,957)        688
     Treasury stock, at cost...............................      (363)       (363)
-----------------------------------------------------------  --------   ---------
               Total stockholders' equity .................    23,920      23,598
-----------------------------------------------------------  --------   ---------

               Total Liabilities and Stockholders' Equity    $427,825   $ 332,219
===========================================================  ========   =========

(1) Includes accumulated charges for stock dividends of $9,168 and $5,825 at December 31, 2003 and December 31, 2002, respectively.

                         COMMUNITY BANCORP OF NEW JERSEY
                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS



                                               (Unaudited)
                                            Three Months Ended       Twelve Months Ended
                                               December 31,              December 31,
                                          --------------------       --------------------
                                             2003        2002          2003        2002
                                          --------    --------       --------    --------
                                            (Dollars in thousands, except per share data)

Interest Income........................   $  4,296    $  4,158       $ 17,402    $ 15,878
Interest Expense.......................      1,396       1,393          5,750       5,225
---------------------------------------   --------    --------       --------    --------

   Net Interest Income.................      2,900       2,765         11,652      10,653
Provision for Loan Losses..............          -          53            214         893
---------------------------------------   --------    --------       --------    --------

   Net Interest Income after Provision
       for Loan Losses.................      2,900       2,712         11,438       9,760
---------------------------------------   --------    --------       --------    --------

Non-Interest Income....................        432         333          1,590       1,320
Gains on Sales of Investment Securities          -           -            408         554
Non-Interest Expense...................      2,586       2,118          9,718       8,454
---------------------------------------   --------    --------       --------    --------

   Income Before Income Taxes..........        746         927          3,718       3,180
Income tax expense.....................        254         339          1,316       1,160
---------------------------------------   --------    --------       --------    --------

   Net Income                             $    492    $    588       $  2,402      $2,020
---------------------------------------   ========    ========       ========    ========

Per Common Share (2):
   Net income - basic..................   $   0.15    $   0.18       $   0.71    $   0.61
   Net income - diluted................   $   0.14    $   0.17       $   0.67    $   0.58

Weighted average shares outstanding (2) (in thousands):
   Basic..................................   3,385       3,332          3,364       3,332
   Diluted................................   3,618       3,524          3,589       3,491






SELECTED FINANCIAL DATA

Market Value per Common Share (2)(3).................................$  23.00    $  17.37

Book Value per Share (2).............................................$   7.07    $   7.09



(2) Per share and earnings per share values have been retroactively adjusted to reflect the second quarter 2003 5% stock dividend.

(3) Closing sale price of the common stock on the Nasdaq SmallCap Market at December 31, 2003 and 2002, respectively, under the symbol CBNJ.